FORM OF
VOTING AGREEMENT

        THIS VOTING AGREEMENT is entered into as of March __, 2005, between the undersigned shareholder (the “Shareholder”) of STATE FINANCIAL SERVICES CORPORATION, a Wisconsin corporation (the “Company”), and ASSOCIATED BANC-CORP, a Wisconsin corporation (“Associated”).

        The term “Shares,” as used herein, shall mean any and all shares of capital stock of the Company which carry voting power with respect to the Merger (as defined below) or any other matters that may be submitted to a vote or approval by any of the shareholders of the Company, now owned and/or subsequently acquired by the Shareholder through purchase, gift, stock splits, stock dividends, exercise of stock options or otherwise over which Shareholder has sole voting authority.

RECITALS

        The Shareholder and Associated acknowledge the following:

        A.        Concurrent with the execution of this Agreement, the Company and Associated have entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the business combination transaction contemplated therein pursuant to which the Company will merge with and into Associated pursuant to the terms and conditions of the Merger Agreement (the “Merger”). Capitalized terms used herein but not defined shall have the meanings set forth in the Merger Agreement.

        B.        Upon consummation of the Merger, the Shareholder will receive shares of Associated Common Stock for each share of the Company’s Common Stock, par value $0.10 per share (and associated Preferred Share Purchase Rights), owned by him.

        C.        In order to induce Associated to enter into the Merger Agreement and in consideration of the substantial expenses incurred and to be incurred by Associated in connection therewith, the Shareholder has agreed to enter into and perform this Voting Agreement.

AGREEMENTS

        In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

        Section 1. Voting Agreement

        Section 1.01. Voting of Shares. Subject to Section 4.11, at any meeting of the shareholders of the Company, however called, and at every adjournment thereof, or in connection with any written consent of the shareholders of the Company, the Shareholder will cause all of his Shares to be voted, until the Termination Date, (A) in favor of (i) the Merger and the approval and adoption of the Merger Agreement, and (ii) all other transactions contemplated by the Merger Agreement as to which shareholders of the Company are called upon to vote and (B) against any proposal submitted to the Company’s shareholders which could result in (i) a Competing Transaction or any agreement or transaction that is intended to, or could reasonably be expected to, materially impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Merger or (ii) a breach in any material respect of the covenants, representations, warranties, obligations or agreements of the Company under the Merger Agreement.

        Section 1.02. No Proxies or Encumbrances. Other than as provided in this Agreement, the Shareholder, until the Termination Date, shall not (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any of the Shares, (ii) sell, assign, transfer, encumber or otherwise dispose of or enter into any contract, option or other arrangement or understanding with respect to, the direct or indirect sale, assignment, transfer, encumbrance or other disposition of any of his or her Shares or any interest therein or (iii) seek or solicit any of the foregoing.

        Section 2. Representations and Warranties. The Shareholder represents and warrants to Associated as follows:

        Section 2.01. Valid Title. Except as provided by applicable law, (a) the Shareholder is the true and lawful owner of 100% of the Shares set forth next to the name of the Shareholder on the signature page hereto with full power to vote and dispose of such Shares and (b) there are no restrictions on the Shareholder’s voting rights or rights of disposition pertaining thereto except as set forth in this Agreement. None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

        Section 2.02. Non-contravention. The execution, delivery and performance by the Shareholder of this Agreement and the consummation of the transactions contemplated hereby, do not and will not contravene or constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Shareholder or to a loss of any benefit of the Shareholder under any provision of applicable Law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding on the Shareholder.

        Section 2.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights generally. If the Shareholder is married and the Shares set forth on the signature pages hereto next to the Shareholder’s name constitute community property under applicable laws, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, the Shareholder’s spouse, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights generally. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement and has obtained any necessary consents in connection with execution of this Agreement.

        Section 2.04. No Other Shares. The number of Shares set forth next to the name of the Shareholder on the signature page hereto are the only Shares owned, beneficially or of record, by the Shareholder.

        Section 2.05. Material Information. The Shareholder has received information with respect to the Merger which allows the Shareholder to objectively vote on the Merger and the Merger Agreement.

        Section 3. Irrevocable Proxy. Subject to the last sentence of this Section 3, by execution of this Agreement, the Shareholder does hereby appoint Associated with full power of substitution and resubstitution, as the Shareholder’s true and lawful attorney and irrevocable proxy, to the fullest extent of the undersigned’s rights with respect to the Shares, to vote, if the Shareholder is unable to perform his or her obligations under this Agreement, each of such Shares solely with respect to the matters set forth in Section 1 hereof. The Shareholder intends this proxy to be irrevocable and coupled with an interest hereunder until the Termination Date and hereby revokes any proxy previously granted by the Shareholder with respect to voting the Shares on the matters set forth in Section 1 hereof. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the termination of this Agreement.

        Section 4. Miscellaneous.

        Section 4.01. Notices. All notices, requests and other communications to any party hereunder shall be deemed to have been duly given when delivered in person, by telegram, facsimile or by registered or certified mail (postage prepaid, return receipt requested) to such party at its address set forth on the signature pages hereto.

        Section 4.02. Amendments. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in a writing that refers to this Agreement and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

        Section 4.03. Severability. If any provision of this Agreement or the application thereof to any party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

        Section 4.04. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

        Section 4.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (and, in the case of the Shareholder, the heirs and executors of the Shareholder); provided that, except as permitted by Section 1.02 or by will or intestacy, no party may assign, delegate or otherwise transfer all or any of its rights or obligations under this Agreement without the consent of the other parties hereto.

        Section 4.06. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts (or signature pages) hereof signed by all of the other parties hereto.

        Section 4.07. Governing Law. The terms of this Agreement shall be construed in accordance with and governed by the law of the state of Wisconsin (without regard to principles of conflict of laws).

        Section 4.08. Specific Performance. Each of the parties acknowledges and agrees that the parties’ respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, each agrees that, in the event of a breach or threatened breach by any party of the provisions of this Agreement, in addition to any remedies at law, each party, respectively, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

        Section 4.09. Certain Events. The Shareholder agrees that this Agreement and the obligations hereunder shall attach to his Shares and shall be binding upon any person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise.

        Section 4.10. No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked.

        Section 4.11. Action as Directors. Nothing in this Agreement is intended to restrict the Shareholder from taking any action in his capacity as a director or officer of the Company if Shareholder determines in good faith, after consultation with outside legal counsel, that the failure to take such action would cause the Shareholder to breach his fiduciary duties as a director or officer under applicable Law; provided further that Shareholder shall not be obligated to vote in the manner provided in Section 1.01 of this Agreement if the Board of Directors has withdrawn its recommendation for the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement in the manner provided in the Merger Agreement.

        Section 4.12. Termination Date. This Agreement (and any voting agreements contained herein and any proxies granted hereunder) shall automatically terminate upon the first to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated pursuant to Article VIII thereof, or (c) upon mutual written agreement of the parties to terminate this Agreement (such date of termination, the “Termination Date”). Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination shall not relieve any party from liability for any breach of this Agreement prior to termination hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective authorized officers or representatives as of the day and year first above written.

ASSOCIATED BANC-CORP
By: ____________________________________
Name: Paul S. Beideman
Title: President and Chief Executive Officer
Notices to:
Associated Banc-Corp
1200 Hansen Road
Green Bay, WI 54304
Attention: Brian R. Bodager, Chief Administrative Officer,
General Counsel and Secretary

COUNTERPART SIGNATURE PAGE
TO VOTING AGREEMENT

SHAREHOLDER

____________________________________
        (Signature)

____________________________________
        (Print Name)

____________________________________
(Signature of Spouse or Other Joint Owner)

____________________________________
(Print Name of Spouse or Other Joint Owner)

Number of Shares:   ____________________

Notices to:

__________________________
        (Address)

__________________________
    (City, State and Zip Code)